UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2010
Date of Earliest Event Reported: November 19, 2010

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Allen Road, Suite 105N
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 472-7781

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On or around November 19, 2010, MedCareers Group, Inc. (the “Company,” “we,” and “us”) entered into a Share Exchange Agreement (the “Exchange”) with Nurses Lounge, Inc., a Texas corporation (“Nurses Lounge”) and the nine shareholders of Nurses Lounge (the “Nurses Lounge Shareholders”).  Pursuant to the Exchange, we agreed to issue 24,000,000 restricted shares of our common stock to the Nurses Lounge Shareholders in exchange for 100% of the issued and outstanding shares of common stock of Nurses Lounge.  Although 24,000,000 restricted shares will be issued in connection with the Exchange, certain significant shareholders have agreed to cancel some of the shares they own (as described below) so that the net effect of the Exchange is an increase to the outstanding shares by 7,175,000 shares rather than 24,000,000.  Included in the shareholders receiving shares in connection with the Exchange, was Timothy Armes, who received 14,902,795 shares; the Fox-McCarthy Family Limited Partnership, LLP, which is beneficially owned by Martin Fox, which received 3,945,081 shares; and AJBCA, LLLP, which is beneficially owned by Tony Unruh, which received 3,945,081 shares.

In connection with the Exchange, Archetype Partners, LLC (“Archetype”), our majority shareholder prior to the Exchange, which is controlled by Robert Bryan Crutchfield, our former Chief Executive Officer and Director, agreed to cancel 11,185,000 of the shares of common stock which it held (leaving Archetype the holder of 7,575,000 shares post-Exchange) in consideration for $50,000.  Additionally, pursuant to a separate Voting Agreement, Archetype agreed to provide Timothy Armes, the largest shareholder of and Chief Executive Officer of Nurses Lounge, rights to vote all 7,575,000 of the shares retained by Archetype (and any additional securities of the Company acquired by Archetype) for a period of two years beginning on November 19, 2010 (the “Voting Agreement”).  The Voting Agreement became effective upon the consummation of the Exchange.

Additionally, in connection with and as a required term and condition of the Exchange, a former Chief Executive Officer, Director and significant shareholder, MaryAnne McAdams and our former significant shareholder, David M. Loev, each agreed to cancel 2,820,000 shares of common stock which they owned (representing an aggregate of 5,640,000 shares of our common stock) upon the consummation of the Exchange (collectively with the cancellation of the shares by Archetype described above, the “Cancellation Agreements”).   In consideration for such shareholders agreeing to cancel the shares, the Company agreed to provide such shareholders with: anti-dilution protection for the shares of the Company which they will retain (the “Retained Shares”) until the first to occur of: (i) eighteen (18) months following the date of this filing;  or (ii) three months following the date the Retained Shares have been registered on a registration statement that is declared effective by the Securities and Exchange Commission, provided that they were also given piggyback registration rights in connection with the shares that they retained.

Pursuant to the Exchange, Nurses Lounge became a wholly-owned subsidiary of the Company and as a result of the Exchange, the Cancellation Agreements and the Voting Agreement, Timothy Armes, the former largest shareholder of Nurses Lounge holds voting rights over an aggregate of 22,477,795 shares or approximately 56% of the Company’s voting stock as of the closing of the Exchange and the Cancellation Agreements (based on approximately 40,000,000 shares of common stock then issued and outstanding).  Subsequent to the Exchange, Mr. Armes, who will continue to serve as the Chief Executive Officer of Nurses Lounge.  Mr. Armes’ biographical information is provided below under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

In November 2010, Nurses Lounge entered into an Employment Agreement with Timothy Armes, pursuant to which Mr. Armes agreed to serve as Present and Chief Executive Officer of Nurses Lounge until November 30, 2012, subject to yearly extensions, unless terminated by either party thirty days prior to November 30, 2012, and each anniversary date of the parties’ entry into the agreement thereafter.  Pursuant to the agreement, Nurses Lounge agreed to pay Mr. Armes $120,000 per year; that Mr. Armes would be eligible for a discretionary bonus in the determination of the Board of Directors of the Company; and that Mr. Armes would be granted options to purchase 4,000,000 shares of common stock of the Company at an exercise price of $.25 per share.  The options are subject to certain vesting requirements provided in Mr. Armes’ option agreement.  In the event the agreement is terminated without cause by Nurses Lounge, Mr. Armes is to receive 12 months of his base salary as severance pay.  In the event the agreement is terminated for any other reason, Mr. Armes is to receive such consideration as has been earned by him as of the date of such termination.  Mr. Armes agreed not to compete with the Company for 12 months following the termination of the agreement.

Additionally, in consideration for agreeing to employment, Garret Armes, the Vice President of Nurses Lounge and the son of Timothy Armes was granted options to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $.25 per share (together with the options granted to Timothy Armes, the “Options”). The Options are exercisable, subject to vesting provisions, any time prior to November 15, 2015, have an exercise price of $0.25 per share, and contain a cashless exercise provision.

In November 2010, MaryAnne McAdams, our former Chief Executive Officer, Director and significant shareholder, and the Company entered into a Spin-Off Agreement, pursuant to which the Company agreed to spin-off the Company’s prior event planning and consulting operations, assets and liabilities to Ms. McAdams.  The Company intends to focus on the Nurses Lounge business operations and model.

Because of the current decision to focus on the Nurses Lounge business, the Company will no longer be pursuing the MedCareers.com acquisition as previously disclosed.

Finally, the Company also terminated by mutual agreement the agreement with Preferred Healthcare Professions (“PHP”).  The PHP agreement contemplated the growth of a nurse staffing division for the Company, but the Company believes a focus solely on Nurses Lounge and its online community based model focused on nurses is a more desirable strategy at this time.  The Company expects that it will establish a new relationship with PHP whereby PHP will establish a lounge on Nurses Lounge, but there can be no assurance such relationship will occur.

Along with the acquisition of Nurses Lounge and the planned use of such website, as described below and the previously reported acquisition of WorkAbroad.com, the Company intends to focus on the Nurses Lounge business and invest in further technology assets and other ventures, funding permitting, that compliment the Nurses Lounge business.  The Company believes that WorkAbroad.com’s operations are consistent with Nurses Lounge, in that both promote or support job search/job postings for nurses, but the Company may decide to dispose of WorkAbroad.com in the future, if the Company determines that it desires to focus solely on Nurses Lounge.

History and Description of the Operations of Nurses Lounge

At the beginning of 2003 in Dallas, Texas, Timothy Armes took over the nursing internet portal and nursing job board NursesLounge.com. Along with the re-launch of the web site shortly thereafter, Mr. Armes launched a localized direct mail magazine as a companion to the website. Years of managing a portal and publishing a monthly magazine gave Mr. Armes insight to numerous organizations in need of a more efficient way to communicate important information to nursing professionals such as news, meetings and Continuing Education requirements on a timely basis.

With this understanding, and social media technology, Mr. Armes designed and launched a beta version of the first truly professional network for nurses in the summer of 2009 designed to streamline the communication needs of the profession.

Today, Nurses Lounge operates as a free online professional network for nursing professionals, and provides a secure place for nurses to connect with colleagues, network on a professional level and subscribe to professional “Lounges” (groups) to receive email updates of relevant news, events and other info.

Lounge’s are created primarily by nursing schools, local chapters of nurse associations and major nurse employers. Nurses Lounge also has 73 metro/state Lounges which aggregate all of the professional nursing news, events and employment opportunities within that certain geographic region.

Nurses that register with the Nurses Lounge by creating a professional profile are then able to share their perspectives through their participation in these groups in order to keep current on news, information, meetings and jobs openings as well as to network professionally with like-minded colleagues.  Participation and postings by members in Lounges creates new connections and makes it easier for people to find and connect with each other.  Finally, by inviting new colleagues and contacts to join Nurses Lounge, members both grow their own network of connections and help to increase membership in Nurses Lounge.

As a web 2.0 communication utility, Nurses Lounge solves many of the communication issues these organizations face.

•
Local chapters of nurse associations use Nurses Lounge (opposed to outdated, hard to manage static web sites) as a more efficient way to communicate with their members as well as for recruiting new members and disseminating news and information to their local nursing profession.

•
Nursing Schools benefit with a group in the Nurses Lounge not only as a means to easily distribute news and info, but also to manage and keep alumni notified of educational opportunities as well as providing a professional networking platform between students, faculty and alumni.

•	Employer’s benefits include managing a positive brand, distribution of news, unlimited job postings, managing referral programs as well as internal communications for things such as shared governance.

There is no cost to a school or association to use Nurses Lounge while employers are charged an annual fee that also includes unlimited job postings.

Nurses Lounge generates revenues through the annual fee charged to employers for job postings and/or Lounges.

Competition:

While there are various online community forums and nurse portals, Nurses Lounge does not believe that there is a direct competitor designed from the ground up as a professional network for nurses.  The largest competitors of Nurses Lounge bill themselves as “communities” that claim to provide news, career advice and social interaction, and include NursingLink - owned by Monster.com; NurseConnect  - owned and operated by AMN healthcare, a large travel firm; NurseZone  - also owned and operated by AMN healthcare; and Allnurses – a nursing forum and discussion board.  Additionally, and to a lesser extent, Nurses Lounge indirectly competes with other websites that encourage users to create connections with other colleagues and persons with similar interests such as Linked In, Facebook and MySpace, however, unlike like these websites which have very broad general appeal, Nurses Lounge focuses solely on nurses.

Plans Moving Forward

Similar to our plans for WorkAbroad.com (as previously disclosed in our filings with the Commission), we believe that by advertising nurseslounge.com and allowing the name and certain of the content to be indexed by Internet search engines such as Google.com, Bing.com and Yahoo.com, we will be able to increase the number of members substantially.

Our management believes that employee recruiting is one of the most critical business processes performed by companies today.  Additionally, due to the recent global economic downturn and high unemployment rate, we believe that employers have decreased the hiring of new employees and have been much more selective in the candidates that they do hire, while also looking to cut costs and save money on new hires.  Notwithstanding these conditions, the Company believes that healthcare professionals remain in relatively high demand on a global basis due to a number of factors, including the aging of the population and the fact that individuals generally require more medical care as they age.  Due to these factors, our management believes that WorkAbroad.com, as well as nurseslounge.com, which allow employees to more efficiently reach healthcare workers will be very much in demand both domestically and internationally.  Although management believes that WorkAbroad.com’s model is consistent with Nurses Lounge’s operations, Nurses Lounge focuses on building an online community of nurses with a focus on the nurse.  Nurses Lounge is not merely a job posting website, but rather offers job postings as one service available to nurses who use Nurses Lounge.  WorkAbroad.com is a website that focuses solely on job postings.

We also believe that many employers have increasingly relied on the Internet to recruit employees by posting job offerings on their individual websites and/or several of the larger national job posting websites such as Monster.com, Careerbuilder.com and Jobs.com.  Employers are also using more general posting sites such as Craigslist.com.  Our planned WorkAbroad.com website and our recently acquired nurseslounge.com, will be forced to compete with all of these employee recruiting avenues.  The Company also believes that healthcare will be a growing area for several years and that building a Professional Network for Nurses that includes a professional job board in the healthcare recruiting space will be a valuable position, if the Company can successfully implement its current business plan.   The Company may also expand WorkAbroad.com and/or nurseslounge.com outside of healthcare if there is demand for other types of job postings and online community services which such websites offer.

Online recruiting can provide increased breadth, increased speed and more effective targeting of their recruiting efforts. Employers using online recruiting have the potential to quickly and easily advertise job openings. By advertising job openings on selected Internet sites, employers have the opportunity to reach and communicate with specific communities of potential active and passive job seekers. Job advertisements on the Internet can be accessed anywhere in the world, allowing businesses to recruit both globally and locally. Internet recruiting can also be a cost-effective alternative to traditional recruiting methods. For job seekers, online recruiting can provide the ability to rapidly and more easily conduct job searches and gather information about employers. In addition, the Internet allows individuals to access information from many different sources and view job advertisements from specific geographies and industries. Online recruiting may also help to reduce the time of a job search by permitting job seekers to define their specific job needs and be contacted automatically when jobs that match their needs become available. Furthermore, online recruiting can enable job seekers to compare and evaluate job opportunities and apply for jobs electronically.  Online recruiting also allows a US based company to have an international presence without physically locating an office or employees in a foreign city or country.

We also intend to strengthen our brand through increased marketing efforts and expanded and enhanced features and functionalities over time, funding permitting. We believe that there is a significant need for online recruitment offerings in the healthcare field.

Proprietary Rights

We plan to rely on a combination of copyright, trade secret and trademark laws, and non-disclosure and other contractual arrangements to protect our proprietary rights moving forward. There can be no assurance that the steps we plan to take in the future to protect our future proprietary rights, however, will be adequate to deter misappropriation of proprietary information, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. Although we believe that our websites and services will not infringe upon the intellectual property rights of others and that we have all rights necessary to utilize our intellectual property, we are subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums on litigation, pay damages, delay our products and software, develop non-infringing intellectual property or acquire licenses to intellectual property that are the subject of any such infringement. Therefore, such claims could have a material adverse effect on our planned business, operating results and financial condition.

Potential Market For Global Job Recruitment Services

Pursuant to the “Global Recruitment Market Report: 2009 Edition” published by Koncept Analytics in March 2009 (http://www.the-infoshop.com/report/koan83371-global-recruit.html, last reviewed August 3, 2010):

*	The total worldwide recruitment market is valued at over US$420 billion and has grown at an average rate of 12% per annum during the last decade.

*	In terms of specialist recruitment, the total global market is estimated to be worth US$29.6 billion on a net fee/gross profit basis.

*	The US recruitment industry derives around 81% of its revenues from placing temporary/contract employees while only around 19% is derived from search and permanent placement recruitment companies.

*	U.S. temporary and contract staffing sales for 2007 totaled $73.5 billion, an increase of 1.6% or approximately US $1.2 billion over the previous year.

Due to the above factors, the Company believes that our planned WorkAbroad.com website and our recently acquired nurseslounge.com website have a significant market for their services and that even with significant competition for recruitment and job placement services as described below in the risk factor entitled “We Will Face Significant Competition From Monster.Com, Careerbuilder.Com And Jobs.Com, As Well As More General Posting Sites Such As Craigslist.Com And Other Internet Job Posting Websites”, there will be room in the global marketplace for website posting, recruiting and job placement services for the Company’s niche healthcare related websites.

Incorporation by Reference

The Company’s additional disclosures regarding the Workabroad.com acquisition, including, but not limited to the financial statements filed in connection therewith, which were filed as part of an Amended Form 8-K filed with the Commission on August 11, 2010, and the other information previously filed with the Commission relating to the beneficial ownership of the Company, certain relationships and related transactions of the Company, officers and Directors biographies and information regarding such officers and Directors of the Company, risk factors affecting the Company, business operations, and results of operations of the Company as previously disclosed in the Company’s periodic (Form 10-K and Form 10-Q) and current report (Form 8-K) filings are incorporated by reference in this filing.

Risk Factors Relating to Nurses Lounge (For Additional Risk Factors Related to the Company, its Securities and the Company’s Other Operations, Please Review the Risk Factors of the Company as Previously Filed on Form 10-K, Form 10-Q and Form 8-K).

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES, AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. Our future technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our services to others.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

TIMOTHY ARMES, THE CHIEF EXECUITVE OFFICER OF NURSES LOUNGE, INC., EXERCISES MAJORITY VOTING CONTROL OVER THE COMPANY AND CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

As a result of the Exchange, the Cancellation Agreements and the Voting Agreement (described above), Timothy Armes, the former largest shareholder of Nurses Lounge holds voting rights over an aggregate of 22,477,795 shares or approximately 56% of the Company’s voting stock as of the closing of the Exchange and the Cancellation Agreements (based on approximately 40,000,000 shares of common stock then issued and outstanding).  Therefore, Mr. Armes can currently exercise majority voting control in determining the outcome of all corporate transactions or other matters, including the election and removal of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Armes from any officer position or Director position he may choose to hold within the Company, which will mean he will remain in constructive control of who serves as officers of the Company as well as whether any changes made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.  As of this time, Mr. Armes is not a Director or officer of the Company.

PRIVACY CONCERNS RELATING TO ELEMENTS OF OUR TECHNOLOGY COULD DAMAGE OUR REPUTATION AND DETER CURRENT AND POTENTIAL USERS FROM USING OUR PRODUCTS AND SERVICES.

From time to time, concerns may be expressed about whether our future technology compromises the privacy of users and others. Concerns about our collection, use or sharing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results.

MORE INDIVIDUALS ARE USING NON-PC DEVICES TO ACCESS THE INTERNET, AND OUR FUTURE TECHNOLOGY MAY NOT BE WIDELY ADOPTED BY USERS OF THESE DEVICES.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, hand-held calendaring and email assistants, and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices of our websites may not perform well for these non-PC devices, which may greatly limit the marketability of our website to this increasingly important non-PC device portion of the market for online services.

WE MAY RELY ON INSURANCE IN THE FUTURE TO MITIGATE SOME RISKS AND, TO THE EXTENT THE COST OF INSURANCE INCREASES OR WE ARE UNABLE OR CHOOSE NOT TO MAINTAIN SUFFICIENT INSURANCE TO MITIGATE THE RISKS FACING OUR BUSINESS, OUR OPERATING RESULTS MAY BE DIMINISHED.

We currently plan to contract for insurance to cover certain potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to get enough insurance to meet our needs, may have to pay very high prices for the coverage we do get or may not be able to acquire any insurance for certain types of business risk. In addition, we may choose not to obtain insurance for certain risks facing our business. This could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted. Also, to the extent the cost of maintaining insurance increases, our operating results will be negatively affected.

WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE IN OUR RAPIDLY EVOLVING INDUSTRY.

Our future success will depend on our ability to implement our plans, adapt to rapidly changing technologies and evolving industry standards to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business. New technologies and advertising media could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our future technology for these changing demands.

NURSES LOUNGE HAS NOT PRODUCED SIGNIFICANT REVENUE TO DATE.

Nurses Lounge has not generated significant revenue to date. Although the Company is optimistic about the potential for such website to generate revenues, there is no assurance that the Company will be successful in its endeavors or will be able to create a successful revenue generating operation, or that Nurses Lounge will generate sufficient revenues to allow us to support our operations.  As such, we may never generate significant revenue and our securities may decline in value or become worthless.

WE WILL FACE SIGNIFICANT COMPETITION FROM MONSTER.COM, CAREERBUILDER.COM AND JOBS.COM, AS WELL AS MORE GENERAL POSTING SITES SUCH AS CRAIGSLIST.COM AND OTHER INTERNET JOB POSTING WEBSITES.

Although the Company does not intend to utilize nurseslounge.com in a manner to directly compete with established job posting websites, the Company acknowledges that we face competition in every aspect of our planned business, and particularly from other companies that seek to connect people with jobs and employers with employees through the use of the Internet, including, but not limited to Monster.com, Careerbuilder.com and Jobs.com, as well as more general posting sites such as Craigslist.com.  We will also compete with companies, including recruiting search firms, as well as newspapers, magazines and other traditional media companies that provide online job search services, such as CareerPath.com. We also compete with large Internet information hubs, or portals, such as AOL.com, Google.com, Yahoo.com and Bing.com.  Finally, we compete with “communities” that claim to provide nurses with news, career advice and social interaction, and include NursingLink - owned by Monster.com; NurseConnect  - owned and operated by AMN healthcare, a large travel firm; NurseZone  - also owned and operated by AMN healthcare; and Allnurses – a nursing forum and discussion board.  Additionally, and to a lesser extent, Nurses Lounge competes with other websites that encourage users to create connections with other colleagues and persons with similar interests such as Linked in, Facebook and Myspace.

We may also experience competition in the future from potential customers to the extent that they develop their own services internally.  All of those companies and potential competitors will likely have more employees, more resources, better brand recognition, and longer operating histories than we do. Although it is not the Company’s intent to operate a website that competes with these established brands, we may be unable to compete with these and other websites in the efforts to draw Internet traffic to our websites in the future, which could force us to curtail our business plan or operations, which would ultimately cause the value of our securities to decline in value or become worthless.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Currently, the fees to retain the use of our domain names are relatively immaterial, but if the classification of domain names were to change and the costs of securing the attendants rights to domain names were to become significant or if registrations for domain names were to significantly increase, the Company could be in a position where it could not afford to maintain its rights to its domain names.  Although the Company does not anticipate this to occur, any significant increase in these types of costs could harm our business or our ability to protect our ownership rights and could make it more expensive to do business and harm our operating results, if any.

WE FACE RISKS IN CONNECTION WITH CHANGES IN THE INDUSTRY THAT CURRENTLY EXIST THAT ALLOW WEBSITES TO GENERATE REVENUE FROM A VARIETY OF MEANS SUCH AS PAY PER CLICK; KEYWORD PURCHASES; PAID SEARCH RESULTS; REVENUE SHARING FROM ADVERTISING; AND BANNER ADS.

Currently, websites are able to generate revenue from a variety of uses and services.  To the extent any of these uses become more limited or there is a trend away from online commercial activity to any degree or there is a greater shift in the economic environment away from Internet based businesses, the Company’s prospects and plans can be diminished or made infeasible.  Any of these conditions could make the Company’s ability to operate more difficult and could have an adverse effect on the Company’s securities.

OUR PLANNED FUTURE OPERATIONS COULD BE HINDERED BY THE ONGOING RECESSION.

The online job and employment recruitment industry is largely dependent on the demand for such employees and the general economic conditions, including the unemployment rate in the United States and internationally.  Due to the fact that the United States and several other international countries are currently in an ongoing recession, demand for online recruitment offerings and the recruitment of healthcare workers in general, may be significantly and adversely affected by the level of economic activity, demand for healthcare workers and the level of unemployment in the United States and abroad. A further prolonged recession could cause employers to reduce or postpone their recruiting efforts generally and their online recruiting efforts in particular, which could have adverse effects on our planned business, future results of operations and financial condition, which could be materially and adversely affected.

WE MAY BE UNABLE TO BUILD AWARENESS OF THE "NURSES LOUNGE" BRAND NAME.

We believe that building awareness of the "Nurses Lounge" brand name is critical to achieving widespread acceptance of our services. Brand recognition is a key differentiating factor among providers of online recruitment offerings and other services and we believe it could become more important as competition increases. Moving forward, funding permitting, we may find it necessary to spend significant funds on our sales and marketing efforts or otherwise increase our financial commitment, if any, to creating and maintaining brand awareness among potential customers. If we fail to successfully promote and maintain our brand or incur significant expenses in promoting our brand, our business, results of operations and financial condition could be materially and adversely affected.

OUR FUTURE BUSINESS WILL BE DEPENDENT ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE.

Our success will depend, in large part, upon the development and maintenance of the Internet infrastructure as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products, for providing reliable Internet access and services. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable resources to adapt our offerings accordingly. Furthermore, in the past, the Internet has experienced a variety of outages and other delays. Any future outages or delays could affect our ability to maintain and operate our websites and the willingness of employers and job seekers to use our future online recruitment offering. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

BREACHES OF INTERNET SECURITY COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Internet. Any well-publicized compromise of security on the Internet could deter more people from using the Internet or from using it to conduct transactions that involve transmitting confidential information, such as a job seeker's resume or an employer's hiring needs. We may be required to incur significant costs to protect against the threat of security breaches to our websites in the future or to alleviate problems caused by such breaches. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

WE MAY BE LIABLE FOR INFORMATION RETRIEVED FROM OR TRANSMITTED OVER THE INTERNET.

We may be sued for defamation, negligence, copyright or trademark infringement, personal injury or other legal claims relating to information that is published or made available on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be sued for the content that is accessible from our websites through links to other Internet sites or through content and materials that may be posted by employers or job seekers. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On or around November 19, 2010, MedCareers Group, Inc. (the “Company,” “we,” and “us”) entered into a Share Exchange Agreement (the “Exchange”) with Nurses Lounge, Inc., a Texas corporation (“Nurses Lounge”) and the nine shareholders of Nurses Lounge (the “Nurses Lounge Shareholders”).  Pursuant to the Exchange, we agreed to issue 24,000,000 restricted shares of our common stock to the Nurses Lounge Shareholders in exchange for 100% of the issued and outstanding shares of common stock of Nurses Lounge.  The shares have not been physically issued to date. Although 24,000,000 restricted shares will be issued in connection with the Exchange, certain significant shareholders have agreed to cancel some of the shares they own (as described below) so that the net effect of the Exchange is an increase to the outstanding shares by 7,175,000 shares rather than 24,000,000.

In November 2010, the Company granted Options to purchase an aggregate of 4,000,000 shares of the Company’s common stock to Timothy Armes, in consideration for Mr. Armes entering into an Employment Agreement with Nurses Lounge, and Options to purchase an aggregate of 2,000,000 shares of the Company’s common stock to Garret Armes, the Vice President of Nurses Lounge and the son of Timothy Armes in consideration for agreeing to enter into an employment agreement.  The Options are exercisable, subject to vesting requirements, any time prior to November 15, 2015, have an exercise price of $0.25 per share, and contain a cashless exercise provision.

In October and November 2010, the Company borrowed $100,000 each from two third parties and agreed to issue such third parties 300,000 and 400,000 restricted shares of common stock, respectively, in consideration for agreeing to make such loans. The transactions are described in greater detail below under "Item 8.01 Other Events".

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances and grants did not involve a public offering, the recipients took the shares and options for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were either (a) “accredited investors” and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As a result of the Exchange, the Cancellation Agreements and the Voting Agreement (described above), Timothy Armes, the former largest shareholder of Nurses Lounge holds voting rights over an aggregate of 22,477,795 shares or approximately 56% of the Company’s voting stock as of the closing of the Exchange and the Cancellation Agreements (based on approximately 40,000,000 shares of common stock then issued and outstanding).  Subsequent to the Exchange, Mr. Armes, who will continue to serve as the Chief Executive Officer of Nurses Lounge.  As a result, a change of control of the Company was deemed to have occurred on November 19, 2010.  Mr. Armes’ biographical information is provided below under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around November 19, 2010, Timothy Armes became the control person of the Company as a result of the Exchange, described above under “Item 2.01 Completion of Acquisition or Disposition of Assets,” and continues to serve as the President and Chief Executive Officer of Nurses Lounge, which was acquired by the Company as described above.  Mr. Armes’ biographical information is as follows:

Timothy Armes, Age 54:

Mr. Armes has served as President and Chief Executive Officer of Nurses Lounge since September 2002.  Mr. Armes began his career in recruiting when he entered the career fair business in 1987. In 1992 Mr. Armes launched one of the first online job bulletin boards which eventually grew into jobs.com. As CEO of Jobs.com he raised over 100 million dollars and grew it into one of the top employment web sites before leaving the company in May of 2000.   Prior to entering the career fair business, Mr. Armes began his career as an auditor for Ernst and Young and then as a real estate workout specialist with different firms in the mid 1980’s. Mr. Armes obtained a Bachelor of Business Administration degree in Accounting from the University of Texas in 1980 and is a Certified Public Accountant.

ITEM 8.01 OTHER EVENTS.

On or around October 29, 2010, the Company borrowed $100,000 from a third party, which was evidenced by a Promissory Note in the amount of $190,000, which Promissory Note included both the $100,000 loan, certain fees and the assignment to the third party of all amounts owed by the Company to Robert Bryan Crutchfield, the Company’s former Chief Executive Officer.  The note bears interest at the rate of 12% per annum and has a maturity date of November 1, 2011.  The repayment of the note is secured by a security interest in substantially all of the Company’s assets. In consideration for making the loan, the Company agreed to issue the third party 300,000 shares of restricted common stock.

On November 4, 2010, the Company obtained a $100,000 loan from a third party, which was evidenced by a Promissory Note.  The note bears interest at the rate of 12% per annum, payable monthly in arrears, and has a maturity date of November 4, 2011.  The repayment of the note is secured by a security interest in substantially all of the Company’s assets. In consideration for making the loan, the Company agreed to issue the third party 400,000 shares of restricted common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

            To be filed by an amendment to this Form 8-K.

(b) Pro forma financial information.

To be filed by an amendment to this Form 8-K.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Share Exchange Agreement with Nurses Lounge and the Shareholders of Nurses Lounge
10.2*	Cancellation of Shares Agreements
10.3*	Voting Agreement
10.4*	Employment Agreement with Timothy Armes (Nurses Lounge)
10.5*	Option Agreement with Garret Armes
10.6*	Option Agreement with Timothy Armes
10.7*	Spin-Off Agreement
10.8*	$190,000 Promissory Note
10.9*	$100,000 Promissory Note
99.1(1)	Financial Statements of Nurses Lounge
99.2(1)	Pro Forma Financial Information of Nurses Lounge

* Filed herewith.
(1) To be filed by amendment to this Form 8-K.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: December 2, 2010	By: /s/ William Goldstein
William Goldstein
Chief Executive Officer